Exhibit 99.1
ChargePoint Provides Certain Preliminary Third Quarter Financial Results and Schedules Earnings Call for December 6, 2023

Campbell, Calif. – November 16th, 2023 – ChargePoint (NYSE:CHPT) (“ChargePoint” or the “Company”), a leading provider of networked solutions for charging electric vehicles (EVs), today announced certain preliminary third quarter financial results for fiscal year 2024. The Company will report its full third quarter financial results and update full year revenue and fourth quarter fiscal 2024 guidance on an investor conference call to be held on Wednesday, December 6, 2023 at 1:30 p.m. PST (4:30 p.m. EST).
As announced separately and effective today, ChargePoint has appointed Rick Wilmer as President and Chief Executive Officer and named Mansi Khetani as Interim Chief Financial Officer.
“Our core markets of North America and Europe both came under pressure late in the third quarter, with revenue falling far short of expectations. Overall macroeconomic conditions, along with fleet and commercial vehicle delivery delays impacted anticipated deployments with government, auto dealership and workplace customers.” said Rick Wilmer, President and CEO of ChargePoint.
Over the past 18 months in his prior role as Chief Operating Officer, Wilmer has completed a thorough analysis of ChargePoint's supply chain, manufacturing partnerships and inventory management approach. “The ChargePoint board and I are committed to significantly improving operational execution to ensure that the Company is building a stronger, more resilient business for the benefit of all stakeholders. Our first steps are to take an additional non-cash inventory impairment charge related to product transitions and to better align inventory with current demand. We remain committed to our goal of generating positive adjusted EBITDA in the fourth quarter of calendar 2024,” said Wilmer.
Preliminary Third Quarter Fiscal Year 2024 Financial Performance
•Revenue of $108 to $113 million, as compared to $150 to $165 million as previously expected.
•ChargePoint expects to take a non-cash impairment charge of $42 million resulting in GAAP gross margin of negative 23% to negative 21% and non-GAAP gross margin of negative 19% to negative 17%.
•Pre-impairment non-GAAP gross margin of 19% to 21%, as compared to 22% to 25% as previously expected.
•ChargePoint expects GAAP operating expenses of $129 million to $131 million. Non-GAAP operating expenses of $80 million to $82 million, as compared to $81 million to $84 million as previously expected.
•As of October 31, 2023, cash, cash equivalents and restricted cash was approximately $397 million, which includes $232 million of at-the-market share offering gross proceeds, as previously announced on October 11, 2023.
•As of October 31, 2023, ChargePoint's $150 million revolving credit facility remains undrawn, and the Company has no drawn debt maturities until 2028.
The preliminary results for the third quarter fiscal year 2024 ended October 31, 2023 are an estimate, based on information available to management as of the date of this release and are subject to further changes upon completion of ChargePoint’s standard quarter end closing procedures. This update does not present all information necessary for an understanding of ChargePoint’s financial condition as of the date of this release, or its results of operations for the third quarter fiscal year 2024 ended October 31, 2023. As ChargePoint completes its quarter-end financial close process and finalizes its financial statements for the quarter, it will be required to make significant judgments in a number of areas. It is possible that ChargePoint may identify items that require it to make adjustments to the preliminary financial information set forth above, and those changes could be material.

Conference Call Instructions for December 6, 2023 Earnings Call:
ChargePoint will discuss its full third quarter fiscal year 2024 financial results in an investor conference call on Wednesday, December 6, 2023, at 1:30 p.m. PST (4:30 p.m. EST). A live webcast of the conference call will be accessible from the “Events and Presentations” section of ChargePoint’s investor relations website (investors.chargepoint.com). A replay will be available after the conclusion of the webcast and archived for one year. A copy of the press release with the financial results will also be available on ChargePoint’s investor relations website prior to the commencement of the webcast.
About ChargePoint Holdings, Inc.
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint North American or European press offices or Investor Relations.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our preliminary financial results for the third fiscal quarter ended October 31, 2023, our ability to improve operational execution to build a stronger, more resilient business, our ability to generate positive adjusted EBITDA in the fourth quarter of calendar 2024, our quarter-end financial close process and preparation of financial statements for the quarter, and current business trends. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, prolonged and sustained increases in interest rates, or other events beyond our control on the overall economy which may reduce demand for our products and services, geopolitical events and conflicts, adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages, and associated logistics expense increases; our limited operating history as a public company; risks associated with our quarter-end closing procedures, including management’s judgments; our ability as an organization to successfully acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased demand for installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions, inventory obsolescence, component shortages and related expense increases; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2023, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Non-GAAP Financial Measure
Adjusted EBITDA, Non-GAAP gross margin and Non-GAAP operating expense are non-GAAP financial measures. Descriptions of these Non-GAAP financial measures and the closest GAAP financial measures are available on ChargePoint’s earning release dated September 6, 2023, available on ChargePoint’s investor relations website (investors.chargepoint.com). ChargePoint is not able to present a reconciliation of non-GAAP financial measures to the corresponding GAAP measures because certain items that impact these measures are uncertain or out of ChargePoint’s control, or cannot be reasonably predicted, including stock-based compensation expense, without unreasonable effort.

Patrick Hamer
Vice President, Capital Markets and Investor Relations
Patrick.Hamer@chargepoint.com
investors@chargepoint.com

John Paolo Canton
Vice President, Communications
JP.Canton@chargepoint.com

AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com
3